Exhibit 21

Subsidiaries of the Registrant: Consolidated-Tomoka Land Co.

	Organized Under Laws of	Percentage of Voting Securities Owned by Immediate Parent
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (A Limited Partnership)	Florida	93.475	(1)
Indigo Development LLC	Florida	100.0
Palms Del Mar Inc.	Florida	100.0
Indigo International LLC	Florida	100.0
Tomoka Ag Inc.	Florida		(2)
Indigo Grand Champion One LLC	Florida	100.0	(5)
Indigo Grand Champion Two LLC	Florida	100.0	(5)
Indigo Grand Champion Three LLC	Florida	100.0	(5)
Indigo Grand Champion Four LLC	Florida	100.0	(5)
Indigo Grand Champion Five LLC	Florida	100.0	(5)
Indigo Grand Champion Six LLC	Florida	100.0	(5)
Indigo Grand Champion Ten LLC	Florida	100.0	(5)
Indigo Boulder LLC	Florida	100.0	(6)
Indigo Clermont LLC	Florida	100.0	(6)
Indigo Henry LLC	Florida	100.0	(3)
Indigo Mallard Creek LLC	Florida	100.0	(6)
Indigo Melbourne LLC	Florida	100.0	(6)
Indigo Sanford LLC	Florida	100.0	(6)
Bluebird 14 Holdings LLC	Delaware	100.0	(3)
Bluebird Arrowhead Phoenix LLC	Delaware	100.0	(3)
Bluebird BWW Phoenix LLC	Delaware	100.0	(7)
Bluebird Capital Circle LLC	Delaware	100.0	(7)
Bluebird Chase Chicago LLC	Delaware	100.0	(7)
Bluebird Germantown MD LLC	Delaware	100.0	(3)
Bluebird Glenn Atlanta LLC	Delaware	100.0	(3)
Bluebird Metrowest Orlando LLC	Delaware	100.0	(3)
Bluebird North La Habra LLC	Delaware	100.0	(7)
Bluebird North Los Alamitos LLC	Delaware	100.0	(7)
Bluebird North Walnut LLC	Delaware	100.0	(7)
Bluebird North Yorba Linda LLC	Delaware	100.0	(7)
Bluebird Renton WA LLC	Delaware	100.0	(6)
Bluebird South OC LLC	Delaware	100.0	(3)
Bluebird South Garden Grove LLC	Delaware	100.0	(7)
Bluebird South Laguna LLC	Delaware	100.0	(7)
Bluebird South Puerta Real Mission Viejo LLC	Delaware	100.0	(7)
Bluebird South Trabuco Mission Viejo LLC	Delaware	100.0	(7)
Bluebird South Garden Grove LLC	Delaware	100.0	(7)
Bluebird South Westminster LLC	Delaware	100.0	(7)
Bluebird WAG Boulder LLC	Delaware	100.0	(7)
Bluebird WAG Palm Bay LLC	Delaware	100.0	(7)
CTLC Cypress Point LLC	Delaware	100.0	(3)
Play it Foreward Daytona LLC	Delaware	100.0	(3)

(1)	Consolidated-Tomoka Land Co. is a limited partner of Indigo Group Ltd., and owns 93.475% of the total partnership equity. Palms Del Mar, Inc. is the other limited partner and owns 5.065% of the total partnership equity. Indigo Group Inc. is the managing general partner and owns 1.46% of the partnership equity.
(2)	Tomoka Ag Inc. is 100% owned by Indigo Group Inc.
(3)	Consolidated-Tomoka Land Co. is the Managing Member.
(4)	Tomoka Operating Properties LLC is the Managing Member.
(5)	Palms Del Mar Inc. is the Managing Member.
(6)	Indigo Development LLC is the Managing Member.
(7)	Bluebird 14 Holdings LLC is the Managing Member.

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.